UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: July 7, 2008 (June 30, 2008)
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On June 30, 2008, LOUD Technologies, Inc. (“Loud”) amended its Restated Articles of Incorporation with the Second Articles of Amendment to its Restated Articles of Incorporation (the “Second Amendment”) and the Third Articles of Amendment to its Restated Articles of Incorporation (the “Third Amendment”). The Second Amendment and the Third Amendment were approved by the requisite 2/3 of the outstanding stock entitled to vote at Loud’s annual shareholder meeting held June 30, 2008. Copies of the Second Amendment and the Third Amendment as filed with the Secretary of State of the State of Washington are attached as exhibits to this current report on Form 8-K.
     The Second Amendment amended Loud’s Restated Articles of Incorporation to adopt a new provision that provides that Loud may adopt certain amendments to its Restated Articles of Incorporation without shareholder action to the extent permitted by Section 23B.10.020 of the Washington Business Corporation Act, to change the company name to “Loud Technologies Inc.” and to effect an adjustment to Loud’s issued and authorized common stock related to a 1-for-5 reverse stock split effected on November 17, 2005 (the “Reverse Split”). Book adjustments to Loud’s common stock pursuant to the Reverse Split were initially made effective upon the close of the market on November 17, 2005.
     The Third Amendment amended Loud’s Restated Articles of Incorporation to increase the number of authorized shares of Loud’s common stock from 8 million to 12 million to have sufficient authorized shares of common stock to satisfy Loud’s obligations under that certain $7.5 million Convertible Senior Subordinated Secured Note due 2012 (the “Note”) issued to Sun Mackie, LLC on March 18, 2008.
Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
3(i).1	Second Articles of Amendment to Restated Articles of Incorporation of LOUD Technologies Inc., as filed with the Secretary of State of the State of Washington on June 30, 2008

3.1(i).2	Third Articles of Amendment to Restated Articles of Incorporation of LOUD Technologies Inc., as filed with the Secretary of State of the State of Washington on June 30, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 7, 2008

LOUD Technologies Inc.
By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Officer